                            Exhibit 5
                            ---------

                     LEWIS, RICE & FINGERSH

                  A LIMITED LIABILITY COMPANY

                       ATTORNEYS AT LAW


                 500 N. BROADWAY, SUITE 2000
               ST. LOUIS, MISSOURI 63102-2147

                       TEL (314) 444-7600
                       FAX (314) 241-6056


                         April 3, 1995



Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

     Re:  Registration Statement on Form S-8 of 172,352 Shares of
          Common Stock for the Worthen Banking Corporation 1993
          Stock Option Plan

Gentlemen:

     In connection with the registration of 172,352 shares of common stock, par value $1.00 per share (the "Shares"), of Boatmen's Bancshares, Inc. (the "Company") for issuance pursuant to the Worthen Banking Corporation 1993 Stock Option Plan (the "Plan"), you have requested that we furnish you with our opinion as to the legality of such issuance of the Shares.

     As General Counsel to the Company, we have participated in the preparation of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Shares. We have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws as amended, records of corporate proceedings, the Plan and such other documents and records as we have considered appropriate.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              LEWIS, RICE & FINGERSH, L.C.

                              /s/ Lewis, Rice & Fingersh, L.C.



ST. LOUIS, MISSOURI * KANSAS CITY, MISSOURI * CLAYTON, MISSOURI *
WASHINGTON, MISSOURI * BELLEVILLE, ILLINOIS * HAYS, KANSAS * LEAWOOD, KANSAS